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                                                                    Exhibit 99.3




                                                                   March 2, 2000



To the Stockholders of
         RACI Holding, Inc.:

                                NOTICE OF ANNUAL
                             MEETING OF STOCKHOLDERS

         Notice is hereby given that the Annual Meeting of Stockholders of RACI Holding, Inc., a Delaware corporation, will be held at the offices of Clayton, Dubilier & Rice, Inc., 375 Park Avenue, 18th Floor, New York, New York 10152, on Tuesday, April 25, 2000, at 9:00 a.m., for the following purposes:

        (1) To elect a Board of twelve (12) Directors for RACI Holding, Inc., each to serve until the next Annual Meeting of Stockholders and until a successor shall have been duly elected and qualified;

        (2) To ratify the appointment of the Auditors for RACI Holding, Inc.; and

        (3) To transact such other business as may properly come before the meeting or any adjournment thereof.

         In accordance with the By-Laws of RACI Holding, Inc., the close of business on March 1, 2000, has been fixed as the record date for the determination of the stockholders entitled to notice of, and to vote at, such meeting and any adjournment thereof.

                           By order of the Board of Directors,


                           /s/ Samuel G. Grecco
                           ------------------------------------------
                           Samuel G. Grecco, Secretary




                                    IMPORTANT

All Stockholders are urged to fill in, date, sign and return the enclosed proxy promptly in the envelope herewith to which no additional postage need be affixed if mailed in the United States.



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                                                                    Exhibit 99.3


                               RACI HOLDING, INC.
                               870 Remington Drive
                          Madison, North Carolina 27025

______________                                                     March 1, 2000
(Name)

Dear Stockholders:

         On behalf of the Board of Directors, the Annual Meeting of Stockholders will be held at the offices of Clayton, Dubilier & Rice, Inc., 375 Park Avenue, 18th Floor, New York, New York 10152, Tuesday, April 25, 2000 commencing at 9:00 a.m.

        At the Annual Meeting of Stockholders, the Stockholders will consider and act upon the following:

         (1) The election of the following twelve (12) persons to the Board of
Directors:

                  Leon J. (Bill) Hendrix
                  Thomas L. Millner
                  Joseph L. Rice, III
                  Stephen D. Bechtel, Jr.
                  Richard A. Gilleland
                  Richard E. Heckert
                  Hubbard C. Howe
                  Bobby R. Brown
                  Michael G. Babiarz
                  H. Norman Schwarzkopf
                  B. Charles Ames
                  Dr. Ulrich Middelmann

         The persons named in the enclosed proxy will vote to elect the above-listed Nominees to serve as Directors until the next Annual Meeting of Stockholders and until their successors are duly elected and qualified, unless authority to vote for any of the Nominees is withheld by marking the proxy to that effect.

         (2) The ratification of the appointment of PricewaterhouseCoopers LLP, as RACI Holding, Inc.'s independent auditors. The persons named in the enclosed proxy will vote to so ratify, unless authority to vote to so ratify is withheld by marking the proxy to that effect.

         YOUR BOARD OF DIRECTORS UNANIMOUSLY RECOMMENDS THAT YOU VOTE "FOR" THESE PROPOSALS.

         The Board of Directors is not aware of any other matters to be presented for action at the Annual Meeting of Stockholders. However, if any such other matters are presented for action, the persons named in the enclosed proxy intend to vote on such matters in accordance with their discretion.

         Please take a moment now to sign, date and mail your proxy in the enclosed postage-paid envelope.

         Thank you for your interest and consideration.

                                           By order of the Board of Directors


                                           /s/ Thomas L. Millner
                                           -----------------------------------
                                           Thomas L. Millner, President



                                    IMPORTANT

       Please sign, date and return your proxy promptly in the enclosed envelope to authorize the voting of your shares. This will save the expense of a follow-up mailing.